U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

 (Amendment No. 1)

Dated: October 30, 2024

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Sino Bioenergy Corp.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

370 Amapola Ave., Suite 200A

Torrance, CA 90501

424-358-1046
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Udo Ekekeulu, Esq. Alpha Advocate Law Group PC 11432 South Street, #373 Cerritos, CA 90703 310-866-6018 Alphaadvocatelaw@gmail.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

1531	76-0616470
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

1

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: October 30, 2024

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Sino Bioenergy Corp.

370 Amapola Ave., Suite 200A

Torrance, CA 90501

424-358-1046

2,000,000,000 Shares of Common Stock

at a price range of $0.001 to $0.005 per Share

Minimum Investment: $1,000

Maximum Offering: $10,000,000

See The Offering - Page 9 and Securities Being Offered - Page 29 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 3 THROUGH PAGE 17 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

2

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public		Commissions (1)	Proceeds to Company (2)		Proceeds to Other Persons (3)
Per Share	$	TBD	$0	$	TBD	None
Minimum Investment		$1,000	$0		$1,000	None
Maximum Offering		$10,000,000	$0		$10,000,000	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $240,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

(4)	Assumes a minimum price of $0.001 per share and maximum offering price of $0.005 per share.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Sino Bioenergy Corp., a Nevada corporation (the “Company”). We are offering up to 2,000,000,000 being offered at a price to be determined after qualification pursuant to Rule 253(b). We have provided a bona fide estimate of $0.001-$0.005 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 2,000,000,000 of Common Stock with a Maximum Offering of $10,000,000. There is no minimum number of Shares that need to be sold for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on any of the national exchanges, but it is listed on the OTC Expert tier of the OTC Market Group, Inc. under the symbol “SFBE”. As of October 30, 2024, the Company’s common stock has no bid or ask.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier II offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

3

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 3.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

4

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period of more than 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification. We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering Price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

5

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made considering its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether because of new information, future developments or otherwise, except as may be required by law.

6

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. The statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

7

8

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “SFBE Global” “SFBE,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to Sino Bioenergy Corp. and its subsidiaries.

Business Overview

Sino Bioenergy Corp., a Nevada corporation, intends to acquire, hold and manage multi-family residential complexes, shopping centers, and convenient stores that will simultaneously Electric Vehicles (EV) Charge-points where EV users could conveniently recharge their vehicles for a fee. Historically, the company owns the rights to several domain names, all related to the supplements industry including: VitaminSales.us VitaminsPrime.com, VitaminChoices.com, HerbsPrime.com, SupplementsPrime.com and NewHealthReview.com. The company had abandoned all those businesses and assets several years ago when the previous management abandoned its businesses and its charter with the state of Nevada was revoked. This new business plan is part of the effort to revive the business operations which started with the revival of the Company’s charter with the State of Nevada..

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 13.

Issuer:	Sino Bioenergy Corp.

Type of Stock Offering:	Common Stock

Price Per Share:	To be determined after qualification. We have provided a bona fide estimate of the expected range of the price per share of $0.001- 0.005.

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$10,000,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	2,000,000,000 of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

9

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, credit card, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page 12 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is not directly quoted on any of the national exchanges, but it is listed on the OTC Expert tier of the OTC Market Group, Inc. under the symbol “SFBE”.

Transfer Agent and Registrar:	Transfer Online, Inc. is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	51,251,321 Shares
Common Stock in this Offering	2,000,000,000 Shares
Stock to be outstanding after the offering (2)	2,051,251,321 Shares

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that the management’s opinion of the Company’s prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

10

Risk Factor Summary

We are subject to a variety of risks and uncertainties, including risks related to our operations and business, financial risks, risks related to our industry, environmental and climate risks, risks related to the jurisdictions in which we operate, risks related to our workforce, legal risks and risks related to our common stock, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Risks that we deem material are described in Item 1A, Risk Factors of this report. These risks include, but are not limited to, the following:

• Our operations and business have been affected by the COVID-19 pandemic and may be materially and adversely impacted in the future by pandemics, epidemics, or other health emergencies.

• Our results could be significantly impacted by impairments.

• Our operations are subject to risks of doing business in multiple jurisdictions, including political, economic and other risks.

• Our business depends on good relations with our employees, and if we are unable to attract and retain additional highly skilled employees, our business and future operations may be adversely affected

• Title to some of the properties of our target acquisition may be insufficient, defective, or subject to legal challenge in the future.

• The price of our common stock may be volatile, and holders of our common stock may not receive dividends in the future.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business, financial condition, results of operations and cash flows.

11

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to Our Company

We have insignificant revenue and limited operations. Until we raise sufficient capital to implement our business plan, our financial condition and results of operations will remain insignificant and fluctuate from quarter to quarter which makes it difficult to predict the exact expected outcome of our business plan implementation.

We have insignificant revenue and limited operations. Our periodic results of operations will fluctuate in the future, both based on the local and/or external factors impacting the global economy, our industry and our company. Additionally, the absence of significant revenue and operations in our business makes it difficult to forecast our future results. As a result, you should not rely on our projections as indicators of future performance. You should consider the risks and uncertainties frequently encountered by many small businesses and companies in rapidly evolving market segments. Our financial condition and results of operations in any given period can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•  Our accountant has included a “going concern” note in its review report. We may not have enough funds to sustain the business until it becomes profitable. Our ability to remain in business is reliant on either generating sufficient cash flows, raising additional capital, or likely a combination of the two. Additionally, even if targeted funds are raised, it is likely that we will need to raise additional funds soon.

•   We depend on a small management team. We depend on the skill and experience of our President, Frank Igwealor. Mr. Igwealor has responsibilities to other companies and is not currently a paid employee. If demand for our product is high, our ability to raise sufficient capital may have an impact on our ability to attract and hire the right talent.

•   We are controlled by our officer, director and a majority shareholder. Frank Igwealor holds most of our voting stock, and at the conclusion of this offering will continue to hold most of the company’s common stock. Investors in this offering will not have the ability to control a vote by the stockholders or the board of directors.

•  The company will need to raise additional money in the future. We might not sell enough securities in this offering to meet our operating needs and fulfill our plans, in which case we will cease operating and you will lose your investment. Even if we raise everything at or above our targeted funds, it is likely that we will need to raise additional funds in the future. The ability to raise funds will always be a risk until we achieve sustainable profitability, which we currently cannot predict. Even if we do successfully raise more funds after this offering, the terms of that offering could result in a reduction in the value of your investment in the company, as later stage investors may get more favorable terms.

•  It is difficult for us to accurately predict our earnings potential. Because of our short operating history, it is more difficult to accurately assess growth rate and earnings potential. It is possible that our company will face many difficulties typical for early-stage companies.

12

As a new company we have a limited operating history.

The Company was organized in Nevada. Our business and prospects must be considered considering the risk, expense and difficulties frequently encountered by pre-revenue companies in the early stages of development, particularly companies in highly competitive and evolving markets. If we are unable to effectively raise capital and allocate our resources, our business operating results and financial condition would be adversely affected and we may be unable to execute our business plan, and our business could fail. Investors could therefore be at risk of losing their investment.

We expect losses in the foreseeable future.

Excluding the effect of any future non-operating gains, we expect to incur losses in the foreseeable future and, if we ever generate revenues, or have profits, we may not be able to sustain them. Our expenses will increase as we build an infrastructure to implement our business model. For example, we may hire additional employees, expand information technology systems, and lease more space for our corporate offices. In addition, we plan to significantly increase our operating expenses to:

●	acquire properties or leases.

●	explore opportunities and alliances with other landlords; and

●	facilitate business arrangements.

Our success is dependent on our key personnel.

We believe that our success will depend on the continued employment of our senior management and key personnel. If one or more members of our senior management were unable or unwilling to continue in their present positions, our business and operations could be disrupted, and this could put the overall business at risk, and therefore investors could be at risk of losing their investments.

Projections are speculative and are based upon several assumptions.

Any projected financial results prepared by or on behalf of the Company have not been independently reviewed, analyzed, or otherwise passed upon. Such “forward-looking” statements are based on various assumptions, which assumptions may prove to be incorrect. Such assumptions include but are not limited to (i) the future status of local, regional and international economies, (ii) anticipated demand for EV-Chargers, (iii) anticipated costs associated with the acquisition and retrofitting of the properties, marketing of our models, and (iv) anticipated and retention of a customer base. Accordingly, there can be no assurance that such projections, assumptions, and statements will accurately predict future events or actual performance. Any projections of cash flow should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed in this Memorandum. Investors are advised to consult with their own independent tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions. No representations or warranties whatsoever are made by the Company, its affiliates or any other person or entity as to the future profitability of the Company or the results of making an investment in the Shares. If our future projections end up being significantly different to those currently projected, our business could be greatly impacted. Our business therefore may not be able to sustain itself without the projected future revenues. The business could be at risk of closing, and investors may therefore be at risk of losing their investments.

13

We may not effectively manage growth.

The anticipated growth of the Company’s business will result in a corresponding growth in the demands on the Company’s management and its operating infrastructure and internal controls. While we are planning for managed growth, any future growth may strain resources and operational, financial, human and management information systems, which may not be adequate to support the Company’s operations and will require the Company to develop further management systems and procedures. There can be no guarantee that the Company will be able to develop such systems or procedures effectively on a timely basis. The failure to do so could have a material adverse effect upon the Company’s business, operating results and financial condition. Investors could therefore be at risk of losing their investments if growth is not managed effectively.

Our efficiency may be limited while our current employees and future employees are being integrated into our operations.

In addition, we may be unable to find and hire additional qualified management and professional personnel to help lead us. There is competition for qualified personnel in the Company’s activities, and there can be no assurance that the Company will be able to attract and retain the qualified personnel necessary for the development of our business. If this business cannot effectively hire employees to help the company grow, the business could be at risk overall of failing, and investors therefore may be at risk of losing their investment.

We expect our expenses to grow as the Company grows.

Our expenses will increase as we build infrastructure to implement our business plan. For example, we may hire additional employees, expand our product offerings, and lease more space for our corporate offices. This poses a risk to the financial forecasts and current financial model of the Company.

The Company may not reach its revenue goals.

The Company has forecasted its capitalization requirements based on revenue goals and cost measures; any reduction to these forecasts could make it difficult for the company to achieve its projected growth, which would affect available cash and working capital, ultimately affecting the Company’s financial condition. This could put the investor at risk of losing their investment.

The Company may require additional financing to support working capital needs.

The Company may need to explore additional financing transactions that management determines are in the best interest of the Company, including, without limitation, commercial debt transactions, private offerings of debt or equity securities, a right offering, and other strategic alternatives. Such additional financing may not be available to the Company, or, if available, the Company may be unable to undertake such additional financing on terms that are advantageous to the Company. If the Company fails to raise additional capital in such an offering, or through other fund-raising efforts, such a failure could have a material adverse effect on the Company, and investors in this Offering could be at greater risk of losing their investments due to the inability of the business to proceed with enough working capital to effectively run the Company.

14

If the Company incurs commercial debt, there may be risks associated with such borrowing.

If the Company incurs commercial indebtedness, a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Public health epidemics or outbreaks could adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations and could have an adverse impact on our business and our financial results.

Risks Relating to Our Operation and Properties.

There are inherent risks associated with real estate investments and with the real estate industry, each of which could have an adverse impact on our financial performance and the value of our properties.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Our financial performance and the value of our properties can be affected by many of these factors, including the following:

•	adverse changes in financial conditions of buyers, sellers and tenants of our properties, including bankruptcies, financial difficulties or lease defaults by our tenants;

•	the national, regional and local economy, which may be negatively impacted by concerns about inflation, government deficits or government budgets, unemployment rates, decreased consumer confidence, industry slowdowns, reduced corporate profits, liquidity concerns in our markets and other adverse business concerns;

•	local real estate conditions, such as an oversupply of, or a reduction in, demand for office space and the availability and creditworthiness of current and prospective tenants;

15

•	vacancies or ability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options;

•	changes in operating costs and expenses, including, without limitation, increasing labor and material costs, insurance costs, energy prices, environmental restrictions, real estate taxes and costs of compliance with laws, regulations and government policies, which we may be restricted from passing on to our tenants;

•	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of our properties, to obtain financing on favorable terms or at all, or impact the market price of our properties we own or target for investment;

•	competition from other real estate investors with significant capital, including other real estate operating companies;

•	inability to refinance our indebtedness, which could result in a default on our obligation and trigger cross default provisions that could result in a default on other indebtedness;

•	the convenience and quality of competing office properties;

•	inability to collect rent from tenants;

•	our ability to secure adequate insurance;

•	our ability to secure adequate management services and to maintain our properties;

•	changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning, immigration and tax laws, government fiscal, monetary and trade policies and the Americans with Disabilities Act of 1990 (the “ADA”); and

•	civil unrest, acts of war, cyber-attacks, terrorist attacks and natural disasters, including earthquakes, wind damage and floods, which may result in uninsured and underinsured losses.

In addition, because the yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs incurred, a period of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these.

16

We may be unable to complete acquisitions and, even if acquisitions are completed, we may fail to successfully operate acquired properties.

Our business plan includes, among other things, growth through identifying suitable acquisition opportunities, consummating acquisitions and leasing such properties. We will evaluate the market of available properties and may acquire properties when we believe strategic opportunities exist. Our ability to acquire properties on favorable terms and successfully develop or operate them is subject to, among others, the following risks:

•	we may be unable to acquire a desired property because of competition from other real estate investors with substantial capital;

•	even if we can acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

•	even if we enter into agreements for the acquisition of properties, these agreements are subject to customary conditions to closing, including completion of due diligence investigations to our satisfaction;

•	we may incur significant costs in connection with evaluation and negotiation of potential acquisitions, including acquisitions that we are subsequently unable to complete;

•	we may acquire properties that are not initially accretive to our results upon acquisition, and we may not successfully lease those properties to meet our expectations;

•	we may be unable to finance the acquisition on favorable terms in the time we desire, or at all;

•	even if we can finance the acquisition, our cash flows may be insufficient to meet our required principal and interest payments;

•	we may spend more than budgeted to make necessary improvements or renovations to acquired properties;

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly the acquisition of portfolios of properties, into our existing operations; market conditions may result in higher-than-expected vacancy rates and lower than expected rental rates; and

•	we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities for clean-up of undisclosed environmental contamination, claims by tenants or other persons dealing with former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

17

Acquired properties may be in new markets where we may face risks associated with investing in an unfamiliar market.

We may acquire properties in markets that are new to us. When we acquire properties located in new markets, we may face risks associated with a lack of market knowledge or understanding of the local economy, forging new business relationships in the area and unfamiliarity with local government and permitting procedures. We work to mitigate such risks through extensive diligence and research and associations with experienced service providers. However, there can be no guarantee that all such risks will be eliminated.

We may be limited in our ability to diversify our investments, making us more vulnerable economically than if our investments were diversified.

Our ability to diversify our portfolio may be limited both as to the number of investments owned and the geographic regions in which our investments are located. While we seek to diversify our portfolio by geographic location, we focus on our specified target markets that we believe offer the opportunity for attractive returns and, accordingly, our actual investments may result in concentrations in a limited number of geographic regions. As a result, there is an increased likelihood that the performance of any single property, or the economic performance of a particular region in which our properties are located, could materially affect our operating results.

We may acquire properties with lock-out provisions or agree to such provisions in connection with obtaining financing, which may prohibit us from selling or refinancing a property during the lock-out period.

We may acquire properties in exchange for common units and agree to restrictions on sales or refinancing, called “lock-out” provisions, which are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. In addition, we may agree to lock-out provisions in connection with obtaining financing for the acquisition of properties. Lock-out provisions could materially restrict us from selling, otherwise disposing of or refinancing properties. These restrictions could affect our ability to turn our investments into cash and thus affect the cash available for distributions to our stockholders. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, could adversely impact the market value of our common stock. Lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

The real estate investments made, and to be made, by us are relatively difficult to sell quickly. As a result, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinancing at attractive prices within any given period or may otherwise be unable to complete any exit strategy. Our ability to dispose of one or more properties is subject to weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchasers which would reduce the value of our assets, impair our ability to make distributions to our stockholders and reduce the price of our common stock.

We may be unable to collect balances due on our leases from any tenants in bankruptcy, which could adversely affect our cash flow and the amount of cash available for distribution to our stockholders.

The bankruptcy or insolvency of one or more of our tenants may adversely affect the income produced by our properties. We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. If a tenant files for bankruptcy, any or all the tenant’s or a guarantor of a tenant’s lease obligations could be subject to a bankruptcy proceeding pursuant to Chapter 11 or Chapter 7 of the U.S. Bankruptcy Code. Such a bankruptcy filing would impose an automatic stay barring all efforts by us to collect pre-bankruptcy rents from these entities or their properties, unless we receive an order from the bankruptcy court lifting the automatic stay to permit us to pursue collections. A tenant or lease guarantor bankruptcy could delay our efforts to collect past due balances under the relevant leases and could ultimately preclude collection of these sums. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim for damages. This claim could be paid only in the event funds were available and then only in the same percentage as that realized on other unsecured claims. Our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. Therefore, if a lease is rejected, it is possible that we would not receive payment from the tenant or that we would receive substantially less than the full value of any unsecured claims we hold, which would result in a reduction in our rental income, cash flow and the amount of cash available for distribution to our stockholders.

18

We may face additional risks and costs associated with owning properties occupied by government tenants, which could negatively impact our cash flows and results of operations.

We may put some of our residential properties into government approved/sponsored affordable housing schemes. Some of our leases with government tenants may be subject to statutory or contractual rights of termination by the tenants, which will allow them to vacate the leased premises before the stated terms of the leases expire with little or no liability. For fiscal policy reasons, security concerns or other reasons, some or all our government tenants may decide to vacate our properties. If a significant number of such vacancies occur, our rental income may materially decline, our cash flow and results of operations could be adversely affected and our ability to pay regular distributions to you may be jeopardized.

Our government tenants may also be subject to discretionary funding from the federal government. Federal government programs are subject to annual congressional budget authorization and appropriation processes. For many programs, Congress appropriates funds on a fiscal year basis even though the program performance period may extend over several years. Laws and plans adopted by the federal government relating to, along with pressures on and uncertainty surrounding the federal budget, potential changes in priorities and spending levels, sequestration, the appropriations process, use of continuing resolutions (with restrictions, e.g., on new starts) and the permissible federal debt limit, could adversely affect the funding for our government tenants. The budget environment and uncertainty surrounding the appropriations processes remain significant long-term risks as budget cuts could adversely affect the viability of our government tenants.

Compliance with the Americans with Disabilities Act and similar laws may require us to make significant unanticipated expenditures.

All of our properties and any future properties that we acquire are and will be required to comply with the ADA. The ADA requires that all public accommodations must meet federal requirements related to access and use by disabled persons. For those projects receiving federal funds, the Rehabilitation Act of 1973 (the “RA”) also has requirements regarding disabled access. Although we believe that our properties are substantially in compliance with the present requirements, we may incur unanticipated expenses to comply with the ADA, the RA and other applicable legislation in connection with the ongoing operation or redevelopment of our properties. These and other federal, state and local laws may require modifications to our properties or affect renovations of our properties. Non-compliance with these laws could result in the imposition of fines or an award of damages to private litigants and could result in an order to correct any non-complying feature, which could result in substantial capital expenditure.

Our property taxes could increase due to property tax rate changes or reassessment, which may adversely impact our cash flows.

We will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes that we pay in the future may increase substantially. In addition, the real property taxes on Cherry Creek are reduced due to having a government user as its largest tenant and loss of such tenant would increase the amount of property taxes. If the property taxes that we pay increase, our cash flow could be impacted, and our ability to pay expected distributions to our stockholders may be adversely affected.

19

Risks Relating to Our Securities

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is not directly quoted on any of the national exchanges, but it is listed on the OTC Expert tier of the OTC Market Group, Inc. under the symbol “SFBE”. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer makes a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

Effect of Amended Rule 15c2-11 on the Company’s securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act ("Rule 15c2-11,” the "Amended Rule 15c2-11"). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11's modified the "piggyback exemption" that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e. a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company (and formerly suspended securities) may only rely on the piggyback exemption in certain limited circumstances. Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

20

Management has broad discretion as to the use of proceeds.

The net proceeds from this Securities Offering will be used for the purposes described under “USE OF PROCEEDS.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated, which it deems to be in the best interests of the Company to address changed circumstances or opportunities. This poses a risk to an investor should they be relying on current use of proceeds forecasts for the investment as business conditions may require a change of the use of these funds.

We have used an arbitrary offering price. The offering price per unit was arbitrarily determined by the Company and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified people to determine its suitability as an investment before purchasing any shares in this offering.

If we make mistakes or have unforeseen things happen to us, our suppliers, partners, vendors, etc., or the world, we can make little or no profit and can be driven out of business.

THE BOTTOM LINE:

Investment in the securities of smaller companies can involve greater risk than is generally associated with investment in larger, more established companies. All investments can result in significant or total loss of your loan and/or investment. If we do well, the stock should do well also, yet life offers no guarantees, and neither can we. If we make mistakes or have unforeseen things happen to us, our suppliers or the world, we can make little or no profit and can be driven out of business. We cannot guarantee success, return on investment, or repayment of loans.

Please only invest what you can afford to lose.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL THE RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

21

DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b). The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed to and sold, the Shares offered herein will constitute approximately 97.50% of the total Shares of common stock of the Company. The Company anticipates that, after this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future capital raising, or conversion of existing convertible debt or Preferred Stock will further dilute the percentage ownership of the Shares sold herein by the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of June 30, 2023, was $(28,457). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of June 30, 2023, and 51,251,321 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of 10% of the raise) at the maximum offering price of $0.005 per share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Offering Price	$0.0050	$0.0050	$0.0050	$0.0050
Net Tangible Book Value per Share of Common Stock before this Offering	(0.00056)	$(0.00056)	$(0.00056)	$(0.00056)

Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	0.0050	0.0050	0.0050	0.0050
Net Tangible Book Value per Share of Common Stock after this Offering	$0.0049	$0.0048	$0.0048	$0.0045
Dilution per share to Investors in the Offering	0.00012	0.00017	0.00024	0.00046
Shares Outstanding before pre-offering	51,251,321	51,251,321	51,251,321	51,251,321
Shares Outstanding before post-offering	2,051,251,321	1,551,251,321	1,051,251,321	551,251,321

22

 The Company used the upper end of the $0.001 to $0.005 price range to estimate the aggregate offering price.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters, and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $10,000,000 in Shares of Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by the specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such people. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other people participating in the offering must make a reasonable inquiry to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

23

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets are separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchanges. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

24

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $10,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $9,000,000 after the payment of offering costs estimated in the range of $1,000,000 (or 10% of the total proceeds) for items such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

The Company plans to utilize all the proceeds to create a portfolio of residential and commercial properties with EV-charge-points across Los Angeles County and other counties in the states of California, Nevada and Maryland. The company will achieve its goal by acquiring existing properties and retrofitting them with EV-Charge-Points that will be available and open to all EV-drivers allowing them to recharge at affordable fees.

The management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, the management of the Company intends to use substantially all the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management always.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

Assuming $0.005 Offering Price (Max)	25%	50%	75%	100%
RE Property Acquisition	$2,050,000	$4,100,000	$6,150,000	$8,200,000
EV Retrofit and Rehab	200,000	400,000	600,000	800,000
Offering Expenses	$250,000	$500,000	$750,000	$1,000,000
Total	$2,500,000	$5,000,000	$7,500,000	$10,000,000

Assuming $0.002 Offering Price (Mid)	25%	50%	75%	100%
RE Property Acquisition	$820,000	$1,640,000	$2,460,000	$3,280,000
EV Retrofit and Rehab	80,000	160,000	240,000	320,000
Offering Expenses	$100,000	$200,000	$300,000	$400,000
Total	$1,000,000	$2,000,000	$3,000,000	$4,000,000
25

Assuming $0.001 Offering Price (Min)	25%	50%	75%	100%
RE Property Acquisition	$410,000	$820,000	$1,230,000	$1,640,000
EV Retrofit and Rehab	40,000	80,000	120,000	160,000
Offering Expenses	$50,000	$100,000	$150,000	$200,000
Total	$500,000	$1,000,000	$1,500,000	$2,000,000

(1) USE OF PROCEEDS

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources to support the intended use of the proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in the economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

26

DESCRIPTION OF BUSINESS

Organization and History

Sino Bioenergy Corp. was incorporated in the State of Nevada on August 18, 1999. The Company was originally incorporated as Pacific Rim Solutions Inc. to market and distribute an oxygen enriched water product called biocatalyst in the province of British Columbia. That business purpose collapsed because of a dispute with the original license holder, which led to the discontinuance of all operations relating to biocatalyst. The Company then acquired the rights to several domain names, all related to the supplements industry including: VitaminSales.us VitaminsPrime.com, VitaminChoices.com, HerbsPrime.com, SupplementsPrime.com and NewHealthReview.com, which would be the corporate online newsletter. Initially the Company worked as an online affiliated distributor of existing Internet-based vitamin and other supplement sales companies. Management was not able to sustain this business and discontinued operations in December 2005. On October 7, 2006, the Company changed its name to Sino Fibre Communication, Inc. and later on January 3, 2011, the Company again changed its name to its current name, Sino Bioenergy Corp.

With the last name change, the Company had planned to operate an optical fiber network in China that would provide domestic and international backbone transmission and data network services such as synchronous digital hierarchy, internet protocol wholesale, managed bandwidth and leased lines to other network operators, wholesale carriers and web-centric service providers. However, sometime after September 30, 2018, the Company abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2018 to 2022 which resulted in its Nevada charter being permanently revoked.

The company incurred operating losses in from inception through 2018 resulting in accumulated deficit of $8,173,571 as at September 30, 2018. After their September 30, 2018 reports filed November 4, 2018, the Company stopped all forms of making public report of its operation and financial results.

On April 5, 2022, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On May 13, 2022, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of SINO BIOENERGY CORP., a Nevada corporation” under case number A-22-852552-P by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to get prior management to revive the Company’s Nevada charter, which had been dissolved.

On June 10, 2022, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 10, 2022, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Alpharidge LLC. (Alpharidge), 5 Series A preferred shares (convertible at 1 into 200,000,000 common shares, and the converted shares have 1/1 voting rights similar to all common stock) in exchange for $7,500 which the Company used to fund the settlement of the Stock Transfer Agent’s balance. Alpharidge also undertook to reinstate the Company’s Charter with the State of Nevada, and make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On June 10, 2022, the Custodian appointed Frank I Igwealor, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

The purchaser of the 5 Series A preferred shares has control of the Company through super voting rights over all classes of stock and the 5 Series A preferred shares are convertible into 1,000,000,000 (5 Series A preferred shares multiplied by 200,000,000) shares of the Company’s common stock. However, the court appointed control remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

27

On June 24, 2022, the Company filed a Certificate of Reinstatement with the Secretary of State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

The company is currently engaged with a forensic assets recovery consultant to help recover the assets of the company from previous management to make shareholders whole again. The Company intends to go after the Toxic lenders and predatory lenders that have been milking the corporation and depriving the shareholders of stability because of the nonstop dilutions they had subjected the company to these past years.

The Company recently wrote down all its assets to zero following a change of management because new management had doubts about the value of each asset and their availability for the Company’s utilization. Following the management change, the Company has funded its operation with advances from the new management. The company hopes to continue with this arrangement until it can raise sufficient capital to stand on its own feet. The company has also engaged with forensic accountants and assets recovery consultants to help recover the assets of the company from previous management and predatory lenders to make shareholders whole again.

On April 1, 2023, the Company completed its new business plan and started implementation. Based on its new business plan, Sino Bioenergy Corp. seeks to create a portfolio of residential and commercial properties with EV-charge-points across Los Angeles County. The company plans to achieve its goal by acquiring existing properties and retrofitting them with EV-Charge-Points that will be available and open to all EV-drivers allowing them to recharge at affordable fees.

Since April 1, 2023, in accordance with its business plan, the Company has devoted significant energy, time and resources researching residential and commercial real estate properties, reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, interviewing, and engaging consultants, and conducting research and due diligence on potential EV-ChargePoint partners, Joint-ventures, and acquisitions in the target industry. We are actively seeking residential and commercial properties which we would retrofit with EV-Charge points accessible to EV-drivers in host communities as time and resources permits.

We have narrowed our targeted acquisition to the list of ten available for sale properties listed below:

RE Id.	Property Description	Cost/Price	Units	Price/Unit	Lot Size
Target #1	1625 W 162nd St, Gardena, CA 90247	1,499,000	4	$374,750	10,454 sq.ft.
Target #2	3722 W 132nd St, Hawthorne, CA 90250	1,595,000	5	$319,000	12,197 sq.ft.
Target #3	11700 S Normandie Ave, Los Angeles, CA 90044	1,550,000	6	$258,333	8,276 sq.ft.
Target #4	1883 W 20th St, Los Angeles, CA 90007	1,450,000	8	$181,250	4,491 sq.ft
Target #5	1114 Eubank Ave, Los Angeles, CA 90744	1,351,000	8	$168,875	7,878 sq.ft
Target #6	2627 S Victoria Ave, Los Angeles, CA 90016	1,595,000	7	$227,857	6,289 sq.ft
Target #7	6902 Milwood Ave, Los Angeles, CA 91303	1,595,000	8	$199,375	5,438 sq.ft
Target #8	6636 Wilkinson Ave, Los Angeles, CA 91606	1,225,000	5	$245,000	6,707 sq.ft
Target #9	707 Crenshaw Blvd, Los Angeles, CA 90005	3,395,000	11	$308,636	7,499 sq.ft.
Total projected Real Estate acquisition targeted		$ 15,255,000	62

We do not presently have any contract or agreement with the sellers of any of these properties listed above. Although we believe the above listed properties would still be available by the time we have raised the money to make the acquisition, there is no guarantee that the seller would still be interested in selling at the stated price. While we hope we could find similar properties in Los Angeles County, our hope is just that, hope, and there is no guarantee that our hope would materialize when we are ready.

28

Leveraged at 2:1, the Company will use the proceed from this offering to acquire all or some of the real estate properties listed above, and then retrofit them with EV-Charge points which would be available and accessible to the residents and EV-driving members of the host communities at a reasonable fee.

Sino Bioenergy Corp. intends to be both a landlord and a provider of charging solutions, incorporating into its portfolio of residential and commercial properties, the infrastructures and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. Sino Bioenergy Corp. wants to become a crucial player in the clean transportation future and its portfolio of residential and commercial properties would be retrofitted and designed to be powered by mostly renewable energy. Sino Bioenergy Corp. plans to start with a charging network of approximately 150 fast charging points over 10 metropolitan areas and 4 states, starting with Los Angeles, California.

Furthermore, Sino Bioenergy Corp. also plans to accelerate transportation electrification through partnerships with other landlords, automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With a fast-charge network, good software products and unique service offerings for drivers and partners, Sino Bioenergy Corp. hopes to enable a world-class charging experience where EV-drivers live, work, travel and play.

Needs Analysis.

Los Angeles has a goal for 25% zero-emission vehicle stock by 2025 and 80% by 2035. Home charging remains a critical component in the infrastructure network. Most electric vehicle charging is likely to continue at home, where it is less expensive and more convenient than public options. Los Angeles will need approximately 536,000 home chargers by 2030 to accommodate roughly 1.3 million electric vehicles. These home chargers will make up 90% of the total charger needs and account for 60% of the total electric vehicle energy demand. Los Angeles plans provide more access to home charging for its residents by continuing and expanding current programs. Stronger EV-ready building codes, incentives for home and multi-unit dwelling chargers, and strategic and targeted deployment of curbside and streetlight chargers in residential areas can facilitate adequate and equitable home charging access.

One of Los Angeles county's biggest challenges is ensuring chargers are accessible in multifamily communities. Sino Bioenergy Corp. is keying into this strategic plan of the County and City to achieve 25% zero-emission vehicle stock by 2025 and 80% by 2035. The company intends to focus on deploying EV-Charging infrastructure at these properties is crucial for easing drivers' charging anxiety and meeting California's electrification goals.

Sino Bioenergy Corp. is assured of demand for our services because studies showed that these day across Los Angeles and other neighboring Counties, landlords of apartments, hotels, office buildings and other commercial properties are rushing to avoid similar trouble. And owners of convenience stores, fast food chains, movie theaters and big box retailers are hoping to cash in on EV chargers to lure customers with time to kill as they fill up.

Subsidiaries

None

Current Operations

Our current operations consist of devoting significant energy, time and resources researching residential and commercial real estate properties, reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, interviewing, and engaging consultants, and conducting research and due diligence on potential EV-ChargePoint partners, Joint-ventures, and acquisitions in the target industry.

We plan to generate revenue through acquisition of a portfolio of residential and commercial properties which would be retrofitted with EV-Charge points and made available to both renters and other EV users that find it convenient at reasonable fees. Sino Bioenergy Corp. intends to be both a landlord and a provider of charging solutions, incorporating into its portfolio of residential and commercial properties, the infrastructures and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. Sino Bioenergy Corp. wants to become a crucial player in the clean transportation future and its portfolio of residential and commercial properties would be retrofit and designed to be powered by mostly renewable energy. Sino Bioenergy Corp. plans to start with a charging network of approximately 150 fast charging points over 10 metropolitan areas and 4 states, starting with Los Angeles, California

29

Management Team

Sino Bioenergy Corp’s has 2 employees in California. These employees are focused on implementing the Company’s business plan, creating and entering into agreements with partners and customers; executing license or sublicense agreements with respect to the company’s goals of making acquisition and growing its assets base; entering into product development agreements or similar agreements for the development of targeted mineral-rich properties; hiring consultants, contractors, employees and vendors; and conducting research and development for the Company.

Employees

As of the date of this Offering Circular, the Company has 2 are full-time in the United States. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry. The success of this Offering will help the Company to staff up its operations as needed.

Our targeted properties are primarily located in Los Angeles County. In addition, the Company also plans on expanding into other counties in the states of California, Nevada and Maryland. Many of these properties would be acquired with on-site property managers. Thus, the Company anticipates employing an additional 1-2 employees per property acquired.

Property

We maintain an administrative head office at:

1. 370 Amapola Ave. Ste 200A, Torrance, CA 90501

This facility and office space are sufficient for our current needs.

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of the future or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Sino Bioenergy Corp. was incorporated in the State of Nevada on August 18, 1999, originally as Pacific Rim Solutions Inc., to market and distribute an oxygen enriched water product called biocatalyst in the province of British Columbia. That business purpose collapsed because of a dispute with the original license holder, which led to the discontinuance of all operations relating to biocatalyst. The Company then tried to operate as an online affiliated distributor of existing Internet-based vitamin and other supplement sales companies without recording tangible success. The company also acquired the rights to several domain names, all related to the supplements industry including: VitaminSales.us VitaminsPrime.com, VitaminChoices.com, HerbsPrime.com, SupplementsPrime.com and NewHealthReview.com, which would be the corporate online newsletter. Management was not able to sustain this business and discontinued operations in December 2005. On October 7, 2006, the Company changed its name to Sino Fibre Communication, Inc. and later on January 3, 2011, the Company again changed its name to its current name, Sino Bioenergy Corp. With the last name change, the Company had planned to operate an optical fiber network in China that would provide domestic and international backbone transmission and data network services such as synchronous digital hierarchy, internet protocol wholesale, managed bandwidth and leased lines to other network operators, wholesale carriers and web-centric service providers. However, sometime after September 30, 2018, the Company abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2018 to 2022 which resulted in its Nevada charter being permanently revoked.

On April 5, 2022, Alpharidge Capital, LLC, a shareholder of the Company, petitioned the District Court of Clark County, Nevada and was appointed custodian of the Company on June 10, 2022. The custodian subsequently revived the Company’s charter with the State of Nevada, cleared the Transfer Agent’s outstanding balance, organized shareholders meeting to elect new board for the company.

By April 1, 2023, the new management of the Company has completed its new business plan that seeks to create a portfolio of residential and commercial properties with EV-charge-points across Los Angeles County. The company will achieve its goal by acquiring existing properties and retrofitting them with EV-Charge-Points that will be available and open to all EV-drivers allowing them to recharge at affordable fees.

Sino Bioenergy Corp. intends to be both a landlord and a provider of charging solutions, incorporating into its portfolio of residential and commercial properties, the infrastructures and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. Sino Bioenergy Corp. wants to become a crucial player in the clean transportation future and its portfolio of residential and commercial properties would be retrofitted and designed to be powered by mostly renewable energy. Sino Bioenergy Corp. plans to start with a charging network of approximately 150 fast charging points over 10 metropolitan areas and 4 states, starting with Los Angeles, California.

Furthermore, Sino Bioenergy Corp. also plans to accelerate transportation electrification through partnerships with other landlords, automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With it fast-charge network, good software products and unique service offerings for drivers and partners, Sino Bioenergy Corp. hopes to enables a world-class charging experience where drivers live, work, travel and play.

31

Results of Operations

The years ended December 31, 2023, and 2022.

For the years ended December 31, 2023, and 2022, the Company generated revenues of $0 and $0, respectively.

Cost of goods sold for the years ended December 31, 2023, and 2022 was $0 and $0, respectively.

Operating expenses for the years ended December 31, 2023, and 2022 were $10,960 and $24,163, respectively.

Itemized details for the December 31, 2023 compared to 2022 operating expenses comprise of following:

	Jan - Dec 23	Jan - Dec 22
Expense
Automobile Expense	$ 225	$450
Business Licenses and Permits	1,102	4,775
Community Outreach	93	185
Computer and Internet Expenses	192	383
Insurance Expense	143	285
Office Supplies	413	825
Accounting & Audit	2,164
Attorney Fees	500	7,500
SEC Reporting	200
Stock Transfer Agent	4,800	7,500
Rent Expense	625	1,250
Telephone Expense	193	385
Training and Staff Development	$ 313	$625

Accrued Interest for the years ended December 31, 2023, and 2022 was $0 and $0, respectively.

Net Loss for the years ended December 31, 2023, and 2022 was $10,960 and $24,163, respectively.

The Period ended June 30, 2024 and 2023.

For the period ended June 30, 2024 and 2023, the Company generated revenues of $0 and $0, respectively.

Cost of goods sold for the period ended June 30, 2024 and 2023 was $0 and $0, respectively.

32

Operating expenses for the period ended June 30, 2024 and 2023 were $5,106 and $4,294, respectively.

Itemized details for the June 30, 2024 compared to June 30, 2023 operating expenses comprise of following:

	Jan - Jun 24	Jan - Jun 23
Ordinary Expense
Automobile Expense	$126	$225
Community Outreach	$85	$93
Insurance Expense	$128	$143
Office Supplies	$206	$413
Attorney Fees	$500	$500
SEC Reporting	$816	$1,600
Stock Transfer Agent	$2,400
Rent Expense	$346	$625
Telephone Expense	$162	$193
Training and Staff Development	$205	$313

Accrued Interest for the period ended June 30, 2024 and 2023 was $0 and $0, respectively.

Net Loss for the period ended June 30, 2024 and 2023 was $5,106 and $4,294, respectively.

Liquidity and Capital Resources

The years ended December 31, 2023, and 2022.

Net cash provided by operating activities for the years ended December 31, 2023, and 2022 was $0 and $0, respectively. Net cash used in operating activities for the years ended December 31, 2023, and 2022 was $6,160 and $24,163, respectively.

Net cash provided by or used in investing activities for the years ended December 31, 2023, and 2022 was $0 and $0, respectively.

Net cash provided by financing activities for the years ended December 31, 2023, and 2022 was $5,685 and $26,000, respectively.

As of December 31, 2023, we had $1,362 in cash to fund our operations.

The Period ended June 30, 2024 and 2023.

Net cash provided by operating activities for the periods ended June 30, 2024, and 2023 was $0 and $0, respectively. Net cash used in operating activities for the periods ended June 30, 2024, and 2023 was $5,106 and $100, respectively.

Net cash provided by or used in investing activities for the periods ended June 30, 2024, and 2023 was $0 and $0, respectively.

33

Net cash provided by financing activities for the periods ended June 30, 2024, and 2023 was $4,986 and $0, respectively.

As of June 30, 2024, we had $1,242 in cash to fund our operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the 6 months ended June 30, 2024, the Company incurred a net loss of $5,106 from operations. We had an accumulated deficit of $8,213,800 as of June 30, 2024 compared to an accumulated deficit of $8,208,694 as of December 31, 2023. It is the management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. Additionally the Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

None.

Impact of Inflation

In the years 2022 and 2023, our industry experienced increases in product and labor costs due in part to higher rates of inflation, particularly to the global supply chain. Although it has started declining gradually, inflation has remain a big source of concern for the purpose of business planning.

Financial Risk Management

We do not have financial derivatives or contracts that may impact our operations.

34

Interest Rate Risk

We do not have a debt or payable with a variable interest rate. Hence, we currently do not have an interest rate risk that would directly impact on our operations.

Twelve Months Plan of Operation

The Company seeks to create a portfolio of residential and commercial properties with EV-charge-points across Los Angeles County. With about $1,242 in cash on hand, for the first stages of our business plan execution (until we raise $1 million or more), our officers and directors without pay, will provide all the labor required to execute our business plan at our current location. Our officers will be devoting about 15-20 hours per week to our operations. Depending on how much funds we would be able to secure, we also plan to start. Once we reach this threshold (raising $1 million), our officers have agreed to commit more time as required, plus additional staff could be hired to execute our business plan.

We intend to carry out a systematic acquisition of properties that would be retrofitted and placed into use immediately to bring in revenue in the form of rents and EV-charging fees from renters and customers. Although we have identified and evaluated 9 properties as ready for immediate acquisition, we intend to acquire the properties one-at-a-time, treating each individual acquisition on its individual merits. Starting with Los Angeles County, then progressing to other counties in California, Nevada, and Maryland, we plan to target only properties that are ready for immediate acquisition, which could close within two months.

We have identified nine such properties that could start our acquisition from, as shown below:

RE Id.	Property Description	Cost/Price	Units	Price/Unit	Lot Size
Target #1	1625 W 162nd St, Gardena, CA 90247	1,499,000	4	$374,750	10,454 sq.ft.
Target #2	3722 W 132nd St, Hawthorne, CA 90250	1,595,000	5	$319,000	12,197 sq.ft.
Target #3	11700 S Normandie Ave, Los Angeles, CA 90044	1,550,000	6	$258,333	8,276 sq.ft.
Target #4	1883 W 20th St, Los Angeles, CA 90007	1,450,000	8	$181,250	4,491 sq.ft
Target #5	1114 Eubank Ave, Los Angeles, CA 90744	1,351,000	8	$168,875	7,878 sq.ft
Target #6	2627 S Victoria Ave, Los Angeles, CA 90016	1,595,000	7	$227,857	6,289 sq.ft
Target #7	6902 Milwood Ave, Los Angeles, CA 91303	1,595,000	8	$199,375	5,438 sq.ft
Target #8	6636 Wilkinson Ave, Los Angeles, CA 91606	1,225,000	5	$245,000	6,707 sq.ft
Target #9	707 Crenshaw Blvd, Los Angeles, CA 90005	3,395,000	11	$308,636	7,499 sq.ft.
Total projected Real Estate acquisition targeted		$ 15,255,000	62

We do not presently have any contract or agreement with the sellers of any of these properties listed above. Although we believe the above listed properties would still be available by the time we have raised the money to make the acquisition, there is no guarantee that the seller would still be interested in selling at the stated price. While we hope we could find similar properties in Los Angeles County, our hope is just that, hope, and there is no guarantee that our hope would materialize when we are ready.

Within the next twelve months, we intend to use the first $1-$2 million we could raise to commence acquisition, acquiring one property at a time.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; $1-$2 million in estimated fund receipt)
    Acquire 1 or more of the properties identified above.
    Retrofit acquired properties with EV charge-points, conduct rehabs and put properties into operation.
    Conduct research for additional properties to line-up for due diligence and possible acquisition.
  Month 3-6 Phase 2 (1-3 months in duration; quality control, process establishment, admin & mngt.).
35

    Acquire 1 or more of the properties identified above and retrofit acquired properties with EV charge-points.
    Establish accounting and finance systems, synchronization of their operating systems, and HR functions.
    Sell an additional $1-$2 million of offering and use the proceeds to effectuate our business plan.
    Complete and file semi-annual reports and other required filings for the reporting period.
  Month 6-9: Phase 3 (1-3 months in duration; $1-$2 million in estimated fund receipt)
    Acquire 1 or more of the properties identified above and retrofit acquired properties with EV charge-points.
    Find more properties for acquisition.
    Engage stakeholders in the EV industry for potential partnerships and collaborations.
  Month 9-12: Phase 4 (1-3 months duration; $4 million in estimated fund receipt)
    Continue making acquisitions and putting acquired and rehabilitated/retrofitted residential and commercial properties into use, generating revenue, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and executing growth strategies.
  Operating expenses during the twelve months would be as follows:
    For the six months through July 31, 2024, we anticipate incurring general and other operating expenses of $180,000, not including operating expenses that would come with the acquisitions.
    For the six months through January 31, 2025, we anticipate incurring additional general and other operating expenses of $180,000, not including operating expenses that would come with the acquisitions.
    Once we have completed acquisitions and putting acquired and rehabilitated/retrofitted residential and commercial properties into use, we plan to fund ongoing operating expenses using cashflow from the rental and EV-charging revenues generated by acquired properties in California, Nevada, and Maryland.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the way we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant service revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

The Company evaluated subsequent events that have occurred after the balance sheet date of December 31, 2022, and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

Credit Facilities and Accounts Payable

We do not have any credit facilities or other access to bank credit. We do not have any trade account that could allow us to purchase supplies and equipment on credit as at October 30, 2024.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditure currently. We may, however, purchase lands, real properties, equipment and software necessary to conduct our mining and extraction operations on an as needed basis.

36

Contractual Obligations, Commitments and Contingencies

As of the date of this Offering Circular, we do not have any contractual obligations, commitments or contingencies.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

As a company that intends to continue operating as a junior miner of select mineral resources, we may typically be exposed to market risk of the sort that may arise from changes in interest rates. However, since we have not started any major mining operation, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year.

37

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	# of Weekly Hours Devoted to Our Biz-Plan	Director or Officer Since
Frank I Igwealor (1)	Chairman, President CEO, Director	53	15 - 30	May 2022
Ambrose Egbuonu(1)	Director	54	5 - 10	May 2022

(1) The address of each of the individuals listed above is: 370 Amapola Ave., Suite 200A, Torrance, CA 90501

Frank Igwealor, President/CEO/Director

Frank Igwealor, CPA, CMA, JD, MBA, MSRM, Esq. is a California based Attorney and Financial Manager with broad technical and management experience in accounting, finance, and business advisory as a principal partner at Goldstein Franklin, Inc. since November 2011. Frank dedicates approximately 15 - 30 hours weekly to our business plan. Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant. Before Goldstein Franklin, Mr. Igwealor was the Sr. Vice President and CFO of Los Angeles Neighborhood Housing between May 2007 and October 2011.

During the sixteen years prior to his joining Los Angeles Neighborhood Housing as the chief financial officer, Mr. Igwealor worked in various financial management, accounting, strategic planning, risk management, restructuring, recapitalization and turnaround capacities for various big and small businesses where he helped save or preserve about 252 American jobs that would have otherwise been lost through liquidations.

Mr. Igwealor’s business and professional experience include:

(a)	7/2007 to 10/2011 - SVP & CFO at Los Angeles Neighborhood Housing, Inc., one of Los Angeles largest affordable housing nonprofit agency.
(b)	11/2004 to 2015 – President and CEO of Igwealth Franklin, Inc., a Los Angeles private equity firm
(c)	03/2008 to present – Director at Poverty Solutions, Inc., a Los Angeles based nonprofit that designs and deploys programs that help low-income families divest poverty through education, employment, and entrepreneurship.
(d)	11/2006 to 04/2007 – Assistant Controller at SDI Media Group, a Culver City, CA based translation and dubbing company.
(e)	03/2006 to 09/2006 – SEC Financial reporting analyst at OSI Systems, Inc., a Hawthorne CA based manufacturer.
(f)	11/2003 to 11/2004 – Financial Advisor at Morgan Stanley
(g)	10/2019 to Present - President and CEO, Video River Network, Inc.
(h)	08/2019 to Present - Managing Member, Alpharidge Capital LLC (Alpharidge operates an entrepreneurship development project that controls about 62 private and public companies)

Over the past 28 years in accounting and finance, Mr. Igwealor has always operated on the premise that a country’s most asset is her human capital – and that job creation is the essential element to a true and sustainable economy and prosperity.

During the past five years, Mr. Igwealor held the following directorships:

  Igwealth Franklin, Inc. – November 2004 to 2015.
38

  Los Angeles Community Capital – April 2012 to Present.
  American Community Capital, LP. – August 2013 to Present.
  Goldstein Franklin, Inc. – April 2012 to Present.
5.	Kid Castle Educational Corporation since October 2019
6.	GiveMePower Corporation since December 2019
7.	Video River Network, Inc. since October 2019

Mr. Igwealor’s professional education includes (1) BA in Accounting from Union Institute & University; (2) BA in Economics from Union Institute & University; (3) MBA finance from California State University, Dominguez Hills; (4) Masters in Risk Management at New York University (in progress); and (5) Juris Doctor from Southwestern School of Law.

The company believes that someone with finance and accounting expertise as Mr. Igwealor would be invaluable to the company’s need of identifying the right acquisition candidates as well as performing due diligence on those targets.

Ambrose O Egbuonu, Director

Ambrose O Egbuonu has been a member of the Company’s Board of Director of our company since July 7, 2021. Mr. Egbuonu is a US Navy Veteran. Ambrose dedicates approximately 5 - 10 hours weekly to our business plan. For the past 10 years, Mr. Egbuonu has been a self-employed business owner residing in Los Angeles County, California. From January 1, 2021, to present, Mr. Egbuonu has sat on board or on the management team of the following company all of which has limited operations: Diguang International Development Company Ltd., Wiremedia, Inc., Embarr Downs, Inc., FluoroPharma Medical, Inc., RBC Life Sciences, Inc., Red Truck Entertainment, Inc., Trio Resources, Inc., Zenovia Digital Exchange Corporation, Zonzia Media, Inc., and Santaro Interactive Entertainment Co.

Board of Directors

Our board of directors currently consists of two directors. None of which is considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

The company did not pay any compensation to its officers and directors during the years ended December 31, 2023 and 2022. Similarly, the company did not pay any compensation to its officers and directors during the six months ended June 30, 2024.

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings to attend. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, when incurred.

None of our Officers and Directors is currently receiving compensation.

39

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended December 31, 2023 and the six months ended June 30, 2024.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Ambrose Egbuonu	Director	$ -	-	$ -

Frank I Igwealor	Board Chairman, President and CEO.	$ -	-	$ -

The company did not pay any compensation to its officers and directors during the years ended December 31, 2023 and 2022. Similarly, the company did not pay any compensation to its officers and directors during the six months ended June 30, 2024.

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as an incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on the liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

40

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. The percentage of beneficial ownership before the offering is based on 51,251,321 Shares of Common Stock and Five (5) Shares of Preferred Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering

		Number	Percent of Class	Percent of Total Votes	Number	Percent of Class	Percent of Total Votes
Frank I Igwealor, our President and CEO (Frank controls Alpharidge Capital LLC.)	Series A Preferred	5	100%	60%	5	100%	60%
Frank Igwealor, Beneficial Owner	Common Shares	100,000	0.20%	0.08%	100,000	0.005%	0.002%
Ambrose O Egbuonu, Director	Common Shares	0	0%	%		0%	%

Frank I Igwealor, President and CEO, is the principal and control person of Alpharidge Capital LLC. Alpharidge Capital is the owner of all the 5 issued and outstanding shares of the the Company’s preferred stock. Mr Igwealor, thus has beneficial ownership of the five shares of Series A Preferred Stock by virtue of his control of Alpharidge Capital, LLC.

41

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We follow ASC subtopic 850-10, “Related Party Transactions,” for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850-10-20, related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Material related party transactions are required to be disclosed in the financial statements, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which statements of operation are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which statements of operations are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company considers its officers, directors, employees, significant shareholders, and the relatives of those to be affiliates. In addition, companies controlled by any of the above named is also classified as affiliates.

Because the company is still in its business planning stage, had not generated any significant revenue, and without any independent means of financing its operating expenses, the company solely depends on advances from its officers and directors for ongoing operating expenditure. These advances are treated as related parties long term loan. It has a zero percent interest rate and has no fixed repayment date.

As at December 31, 2023, the company had a balance of $36,485 in Long-term loans from its officers and directors. As at June 30, 2024, the company had a balance of $41,471 in Long-term loans from its officers and directors.

Previously, on June 10, 2022, pursuant to a Securities Purchase Agreement (SPA) the company’s Court-Appointed Custodian granted to Alpharidge Capital, LLC. (Alpharidge), 5 Series A preferred shares (convertible at 1 into 200,000,000 common shares, and the converted shares have 1/1 voting rights similar to all common stock) in exchange for $7,500 which the Company used to fund the settlement of the Stock Transfer Agent’s outstanding balance. Alpharidge also undertook to reinstate the Company’s Charter with the State of Nevada, and make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

Our President and CEO is the sole control person of Alpharidge Capital, LLC.

42

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 2,500,000,000 shares of Common Stock at a value of $0.0001 per share. Total issued Common Stock is 51,251,321 shares.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors on all matters requiring shareholders’ vote.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock. In the event of the dissolution, liquidation or winding up of Sino Bioenergy Corp., the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of most of the majority shareholders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Sino Bioenergy Corp. with any corporation, or any liquidation or disposition of any substantial assets of Sino Bioenergy Corp.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock at a value of $0.001 per share. Total issued and outstanding Preferred Stock is five (5) shares.

Series A

The Series A Preferred shares (a) rank senior, with respect to liquidation, winding up or dissolution to all other classes of stock; (b) rank senior to any future designation of preferred stock; and (c) maintain at least 60% of the voting interest of the Company.

43

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, in the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), at the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

44

Transfer Agent

Our transfer agent is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

45

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur during its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

46

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock because our common stock is not directly quoted on any of the national exchanges, but it is listed on the OTC Expert tier of the OTC Market Group, Inc. under the symbol “SFBE”. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 2,051,251,321 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

47

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income more than $200,000 in each of the two most recent years, or joint income with your spouse more than $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets more than $5,000,000.

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets more than $5,000,000.

48

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such a subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

49

NOTE: For the purpose of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Udo Ekekeulu, Esq., Alpha Advocate Law Group PC.

REPORTS

Following this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC on 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

50

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 30, 2024.

Sino Bioenergy Corp.

By:	/s/ Frank I Igwealor
Frank I Igwealor
President & CEO, Principal Executive Officer, Principal Financial Officer, and Director
October 30, 2024

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Frank I Igwealor
Frank I Igwealor
President & CEO, Principal Executive Officer, Principal Financial Officer, and Director
October 30, 2024

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and offering.

By:	/s/ Frank I Igwealor
Frank I Igwealor
President & CEO, Principal Executive Officer, Principal Financial Officer, and Director
October 30, 2024

51

PART III: EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	01/31/2024
2.2	Bylaws		1-A	01/31/2024
3.1	Resolution Appointing Officers and Directors		1-A	01/31/2024
4.1	Subscription Agreement		1-A	01/31/2024
12.1	Legal Opinion and Consent		1-A	01/31/2024
12.2	Consent of Independent Registered Accountant	*	1-A	10/30/2024

III-1

PART F/S: FINANCIAL STATEMENTS

Financial Statements of Sino Bioenergy Corp. for the Twelve Months Ended December 31, 2023

and Twelve Months Ended December 31, 2022

Sino Bioenergy Corp.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Page
Condensed Consolidated Balance Sheets	F-6
Condensed Consolidated Statements of Operations	F-7
Condensed Consolidated Statement of Stockholders’ Deficit	F-8
Condensed Consolidated Statements of Cash Flows	F-9
Notes to Condensed Consolidated Financial Statements	F-10

Unaudited Financial Statements of Sino Bioenergy Corp. for the Six Months Ended June 30, 2024

Sino Bioenergy Corp.
INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Page
Condensed Consolidated Balance Sheets	F-19
Condensed Consolidated Statements of Operations	F-20
Condensed Consolidated Statement of Stockholders’ Deficit	F-21
Condensed Consolidated Statements of Cash Flows	F-22
Notes to Condensed Consolidated Financial Statements	F-23

F-1

SINO BIOENERGY CORP.

STATEMENTS

Months Ended December 31, 2023 and 2022 TOGETHER WITH

INDEPENDENT ACCOUNTANT AUDIT REPORT

F-2

DESCRIPTION	PAGE
Independent Accountants' Audit Report	F-4 – F-5
Statement of Assets and Liabilities	F-6
Statement of Operations	F-7
Statement of Changes in Partners' Capital	F-8
Statements of Cash Flows	F-9
Notes To Accompanied Financial Statements	F-10 – F-17
F-3

INDEPENDENT ACCOUNTANTS' AUDIT REPORT

To the Board of SINO BIOENERGY CORP.:

Opinion

We have audited the financial statements of SINO BIOENERGY CORP., which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of income, changes in stockholders' equity, and cash flows for the twelve months ended December 31, 2023 and December 2022, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of SINO BIOENERGY CORP. as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the twelve months ended December 31, 2023 and December 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of SINO BIOENERGY CORP. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about SINO BIOENERGY CORP.'s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion.

Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

·	Exercise professional judgment and maintain professional skepticism throughout the audit.
·	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
F-4

·	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of SINO BIOENERGY CORP.'s internal control. Accordingly, no such opinion is expressed.
·	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
·	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about SINO BIOENERGY CORP.'s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Going Concern

As discussed in Note 12 to the financial statements, SINO BIOENERGY CORP. has suffered recurring losses from operations and has a net capital deficiency. Management's evaluation of the events and conditions and management's plans to mitigate these matters are also described in Note 12. Our opinion is not modified with respect to this matter.

Haroon Imtiaz,

CPA San Jose, CA 95391

Dated: July 25, 2024

F-5

SINO BIOENERGY CORP. Statement of Assets and Liabilities As of December 31, 2023 and 2022
	Dec. 31, 2023	Dec. 31, 2022
ASSETS:
Current Assets
Cash and Cash Equivalents	$1,362	$1,837
Total Current Assets	1,362	1,837
Fixed Assets, net	—	—
Total Assets	1,362	1,837
LIABILITIES AND SHARE HOLDERS EQUITY
Current Liabilities
Accounts Payable	4,800	—
Total Current Assets	4,800	—
Long Term Liabilities
Long term Liabilities	31,685	26,000
Total Long Term Liabilities	31,685	26,000
Total Liabilities	36,485	26,000
Share Holders Equity
Common Stock, $0.0001 par value, 2,500,000,000 and 990,000,000 shares authorized, 51,251,321 and outstanding as at December 31, 2023 and 2022, respectively.	5,125	5,125
Additional Paid-in Capital	8,168,446	8,168,446
Retained Earnings (Loss)	(8,208,694)	(8,197,734)
Share Holders Equity	(35,123)	(24,163)
TOTAL LIABILITIES AND SHARE HOLDERS EQUITY	$1,362	$1,837
F-6

SINO BIOENERGY CORP. Statement of Operations For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022
	For Twelve Months Ended Dec. 31, 2023	For Twelve Months Ended Dec. 31, 2022
REVENUE, Net	$—	$—
OPERATING EXPENSES:
Automobile & Travel Expenses	225	450
Business Licenses and Permits: NV SoS	1,102	4,775
Community Outreach	93	185
Computer and Internet Expenses	192	383
Insurance Expense	143	285
Office Supplies	413	825
Accounting & Audit	2,164	—
Legal	500	7,500
SEC Reporting	200	—
Stock Transfer Agents	4,800	7,500
Rent & Lease Expense	625	1,250
Telephone Expense	193	385
Training and Staff Development	313	625
TOTAL OPERATING EXPENSES:	(10,960)	(24,163)
OPERATING INCOME (LOSS)	(10,960)	(24,163)
Other Income	—	—
Net Income (Loss) before Taxes	$(10,960)	$(24,163)
Basic and Diluted Loss Per Share	($0.00021)	($0.00047)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic
F-7

SINO BIOENERGY CORP.

Statement of Changes in Partners' Capital

For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022

	Common Stock		Additional Paid-in Capital	Retained Earning (Loss)
	# of shares	Amount			Total

December 31, 2021	711,915,750	71,192	8,102,379	(8,173,571)	-

Share cancellation and Issuance	(660,664,429)	(66,067)	66,067	-	-
Net Income (Loss)	-	-	-	(24,163)	-

December 31, 2022	51,251,321	5,125	8,168,446	(8,197,734)	(24,163)

Net Income (Loss)	-	-	-	(10,960)	(10,960)
December 31, 2023	51,251,321	5,125	8,168,446	(8,208,694)	(35,123)
F-8

SINO BIOENERGY CORP.

Statements of Cash Flows

For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022

	Dec. 31, 2023	Dec. 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income
	($10,960)	($24,163)

Adjustments to reconcile Change in Net Assets to Net cash
Provided By (Used For) operating activities:
Increase in Accounts Payable

Net cash provided (used) by operating activities	(6,160)	(24,163)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided (used) by financing activities	—

CASH FLOWS FROM FINANCING ACTIVITIES
Long term Loans	5,685	26,000

Net Contribution / (Distribution)	—	—

Net cash provided (used) by financing activities	5,685	26,000

Net increase (decrease) in cash and equivalent	(475)	1,837

CASH AND CASH EQUIVALENTS: Beginning of Period	1,362	—

CASH AND CASH EQUIVALENTS: End of Period	$1,362	$1,837

F-9

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022

NOTE 1. GENERAL

Sino Bioenergy Corp. (the “Company”, “we”, “us” or “our”), a Nevada corporation, is listed on the OTC Pink Markets under the trading symbol SFBE, was incorporated on August 19, 1999. The Company was originally incorporated as Pacific Rim Solutions Inc. to market and distribute an oxygen enriched water product called biocatalyst in the province of British Columbia. That business purpose collapsed because of a dispute with the original license holder, which led to the discontinuance of all operations relating to biocatalyst.

On January 30, 2006, the Company changed it name to Sino Fibre Communication, Inc. and later on January 3, 2011, the Company again changed it name to its current name, Sino Bioenergy Corp. The Company had acquired the rights to several domain names, all related to the supplements industry including: VitaminSales.us VitaminsPrime.com, VitaminChoices.com, HerbsPrime.com, SupplementsPrime.com and NewHealthReview.com, which would be the corporate online newsletter. Initially the Company worked as an online affiliated distributor of existing Internet-based vitamin and other supplement sales companies. Management was not able to sustain this business and discontinued operations in December 2005.

On January 5, 2006, the two largest stockholders of the Company transferred their shares of the Company (approximately 93% of the then total outstanding shares of Pacific Rim Solutions, Inc.) to a new stockholder group. Subsequent to the closing of this share transaction, the new shareholder group appointed a new Board of Directors and changed the company's operating business and name. The new business operated under the name of Sino Fibre Communications Inc., effective January 30, 2006. The Company planned to operate an optical fiber network in China that would provide domestic and international backbone transmission and data network services such as synchronous digital hierarchy, internet protocol wholesale, managed bandwidth and leased lines to other network operators, wholesale carriers and web-centric service providers.

Sometime after September 30, 2018, the Company abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2018 to 2022 which resulted in its Nevada charter being permanently revoked.

The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act.

The company incurred operating losses in from inception through 2018 resulting in accumulated deficit of

$8,173,571 as at September 30, 2018. After their September 30, 2018 reports filed November 14, 2010, the Company stopped all forms of making public report of its operation and financial results.

On April 5, 2022, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S.

78.150. On May 13, 2022, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of SINO BIOENERGY CORP., a Nevada corporation” under case number

F-10

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022

NOTE 1. GENERAL (Continued)

A-22-852552-P by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to get prior management to revive the Company’s Nevada charter, which had been dissolved.

On June 10, 2022, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 10, 2022, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Alpharidge LLC. (Alpharidge), 5 Series A preferred shares (convertible at 1 into 200,000,000 common shares, and the converted shares have 1/1 voting rights similar to all common stock) in exchange for $7,500 which the Company used to fund the settlement of the Stock Transfer Agent’s balance. Alpharidge also undertook to reinstate the Company’s Charter with the State of Nevada, and make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On June 10, 2022, the Custodian appointed Frank I Igwealor, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

The purchaser of the 5 Series A preferred shares has control of the Company through super voting rights over all classes of stock and the 5 Series A preferred shares are convertible into 1,000,000,000 (5 Series A preferred shares multiplied by 200,000,000) shares of the Company’s common stock.

However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On June 24, 2022, the Company filed a Certificate of Reinstatement with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

The company is currently engaged with forensic an assets recovery consultant to help recover the assets of the company from previous management to make shareholders whole again.

The Company intends to go after the Toxic lenders and predatory lenders that have been milking the corporation and depriving the shareholders of stability because of the nonstop dilutions they had subjected the company to these past years.

The Company recently wrote down all of its assets to zero following a change of management because

F-11

SINO BIOENERGY CORP. Notes to Financial Statements For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022
NOTE 1. GENERAL (Continued)

new management had doubts about the value of each assets and their availability for the Company’s utilization. Following the management change, the Company has funded its operation with advances from the new management. The company hopes to continue with this arrangement until it could raise sufficient capital to stand on its own feet. The company has also engaged with forensic accountants and assets recovery consultants to help recover the assets of the company from previous management and predatory lenders to make shareholders whole again.

On April 1, 2023, the Company completed its new business plan and started implementation. On April 1, 2023, the Company restarted its business as an online affiliated distributor of existing Internet-based vitamin and other supplement sales companies. Since April 1, 2023, in accordance with its business plan, the Company has devoted substantial energy, time and resources reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the target industry. We is also actively seeking additional acquisitions Internet-based vitamin and other supplement, food/nutrition/farm and food technology operations as time and resources permits.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The Company has elected a calendar year of December 31 year-end.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and disbursements during the reporting period. Actual results could differ from those estimates.
Cash and cash equivalents
For purpose of the statement of cash flows, the Company considers all money market funds and highly liquid debt instruments purchased with a maturity of three months or less when purchased to be cash equivalents.
F-12

SINO BIOENERGY CORP. Notes to Financial Statements For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022
Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Liabilities
SINO BIOENERGY CORP.. maintains current liabilities with accounts payable carrying month to month. Further, SINO BIOENERGY CORP.. as of 31 Dec. 2022 maintains no Long term liabilities on its assets.
Revenue Recognition
All revenues are recorded in accordance with ASC 606, Revenue from Contracts with Customers, which is recognized when: (i) a contract with a customer has been identified, (ii) the performance obligation(s) in the contract have been identified, (iii) the transaction price has been determined, (iv) the transaction price has been allocated to each performance obligation in the contract, and (v) the Organization has satisfied the applicable performance obligation over time or at a point in time.
Investments

Investments with readily determinable fair values are reported at fair value based upon quoted market prices or published net asset values for alternative investments with characteristics similar to a mutual fund.

Other alternative investments (nontraditional, not readily marketable vehicles), such as certain hedge funds, private equity, alternative hedged strategies and real assets are reported at net asset value, as a practical expedient for estimated fair value, as provided by the investment managers of the respective funds.

The reported values may differ from the values that would have been reported had a ready market for these investments existed. All other investments are stated at fair value based upon quoted market prices in active markets.

Income Taxes

No Provision for Federal and State income tax has been calculated. The Company is structured as a corporation. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

As of December 31, 2022, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%. The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

F-13

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

Advertising costs associated with marketing the Company’s products and services are generally expensed as costs are incurred.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, if purchased or fair value on date of contribution. Depreciation and amortization are computed on a straight-line basis over the estimated useful life of the asset. Capitalization costs incurred in connection with ongoing capital projects are recorded as systems and construction in progress. These costs will be reclassified into categories and depreciated once placed in service. Expenditures for normal maintenance and repairs are charged to expense.

The estimated useful lives by asset class are as follows:

Years
Buildings	25-50
Buildings Improvements	10
Vehicles	5
Furniture and office equipment	5
Software and computer equipment	3-5

Unpaid Orders

Cash deposits received from customers are designated restricted until payment is subsequently made to beneficiaries. The Company is required by various state departments of financial regulators to maintain these balances in designated bank accounts. As of December, 31, 2022, the Unpaid Orders were $0.

NOTE 3. LITIGATION, COMMITMENTS AND CONTINGENCIES

From time to time the SINO BIOENERGY CORP. may be subject to legal proceedings and claims in the ordinary course of its business. However, in the opinion of management, there are no claims, pending or asserted, that will have a material adverse effect on the SINO BIOENERGY CORP.'s financial position.

F-14

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022

Note 4. FAIR VALUE MEASUREMENT

The Organization values its investments in accordance with GAAP and consistent with the FASB’s official pronouncement on Fair Value Measurements for financial assets and liabilities. The pronouncement defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP establishes a hierarchy of valuation inputs based on the extent to which the inputs are observable in the marketplace. Observable inputs reflect market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entities own assumptions about how market participants would value an asset or liability based on the best information available. Valuation techniques used to measure fair value utilize relevant observable inputs and minimize the use of unobservable inputs.

The three levels of the fair value hierarchy are as follows:

Level 1 Inputs are quoted prices or published net asset values (unadjusted), in active markets for identical assets or liabilities that the Organization has the ability to access at the measurement date.

Level 2 Inputs are other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 Inputs are unobservable inputs for the asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. In determining fair value, organization utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible; as well as, considers nonperformance risk in its assessment of fair value.

Fair values of assets measured on a recurring basis at December 31, 2023 are as follows:
Quoted Prices
in Active
Markets
			for identical	Observables	Unobservable
			Assets	Inputs	Inputs
		FMV	(Level 1)	(Level 2)	(Level 3)
Cash	Dec. 31, 2023	$ 1,362	$ 1,362	-	-
Cash	Dec. 31, 2022	$ 1,837	$ 1,837
F-15

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Twelve Months Ended Dec 31, 2023, and Ended Dec 31, 2022

NOTE 5. SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 23, 2024, the date on which the financial statements were available to be issued. Management has determined that none of the events occurring after the date of the balance sheet through the date of Management’s review substantially affect the amounts and disclosure of the accompanying financial statements.

NOTE 6. COVID 19 (Continued)

The outbreak of Novel Coronavirus (COVID 19) continues to progress and evolve. Therefore, it is challenging now, to predict the full extent and duration of its business and economic impact. The extent and duration of such impacts remain uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the transmission rate of the coronavirus and the extent and effectiveness of containment actions taken. Given the ongoing economic uncertainty, a reliable estimate of the impact cannot be made at the date of authorization of these financial statements. These developments could impact our future financial results, cash flows and financial condition however the management of the Company was hopeful that it will not significantly impact the business of the Company.

Note 7. CASH AND CASH EQUIVALENTS

Cash & cash equivalents at June 30, 2024 and December 31, 2023 consist of the following checking accounts:
	June 30, 2024	December 31, 2023
Cash	$ 1,242	$ 1,362
Total	$ 1,242	$ 1,362

NOTE 8. CONCENTRATIONS OF CREDIT AND MARKET RISK

The SINO BIOENERGY CORP. maintains substantially all of their cash balances in deposit accounts that at times may exceed Federally insured limits. The SINO BIOENERGY CORP. has not experienced any losses in such accounts. The SINO BIOENERGY CORP. believes they are not exposed to any significant credit risk related to these deposit accounts.

F-16

SINO BIOENERGY CORP. Notes to UnAudited Financial Statements For the Six Months Ended Dec 31, 2024
Note 9. SICK LEAVE, VACATION AND OTHER COMPENSATED ABSENCES
SINO BIOENERGY CORP. is in conformity with the state and federal Labor Laws and Regulations, Family Care and Medical Leave and Pregnancy Disability Leave, and Prohibits Workplace Discrimination.
NOTE 10. CONCENTRATIONS OF CREDIT AND MARKET RISK (Continued)

Financial instruments that potentially expose the Company to concentrations of credit and market risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained at financial institutions and accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At June 30, 2024 and December 31, 2023, the SINO BIOENERGY CORP. had $0, of uninsured balances at these institutions.

Note 11. GOING CONCERN
The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The entity has not commenced principal operations and realized losses every year since inception and may continue to generate losses. The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

F-17

Sino Bioenergy Corp.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2024

DESCRIPTION	PAGE
Financial Statements
Statement of Assets and Liabilities	F-19
Statement of Operations	F-20
Statement of Changes in Partners' Capital	F-21
Statements of Cash Flows	F-22
Notes To Accompanied Unaudited Financial Statements	F-23-F-30
F-18

Sino Bioenergy Corp. Statement of Assets and Liabilities As of June 30, 2024 and December 31, 2023
	Jun. 30, 2024 (Unaudited)	Dec. 31, 2023
ASSETS:
Current Assets
Cash and Cash Equivalents	$1,242	$1,362
Prepaid Expenses	—	—
Total Current Assets	$1,242	$1,362
Fixed Assets, net	—	—
Total Assets	$1,242	$1,362
LIABILITIES AND EQUITY
Liabilities
Long-term Liabilities	41,471	36,485
Total Liabilities	41,471	36,485
Share Holders Equity
Preferred stock, $.001 par value, 5 shares authorized, 10,000,000 issued and outstanding.	0	0
Common Stock, $0.001 par value, 2,500,000,000 shares authorized, 51,251,321 issued and outstanding as at June 30, 2024 and December 31, 2023.	5,125	5,125
Additional Paid-in Capital	8,168,446	8,168,446
Accumulated deficit	(8,213,800)	(8,208,694)
Total Share Holders Equity	(40,229)	(35,123)

TOTAL LIABILITIES AND EQUITY	$1,242	$1,362

See accompanying notes to unaudited financial statement

F-19

Sino Bioenergy Corp.
Statement of Operations
For the Six Months Ended June 30, 2024 and 2023
(Unaudited)

	Jan - Jun 24	Jan - Jun 23
Ordinary Income/Expense
Expense
Automobile Expense	126	225
Business Licenses and Permits
Community Outreach	85	93
Computer and Internet Expenses	132	192
Insurance Expense	128	143
Office Supplies	206	413
Professional Fees
Attorney Fees	500	500
SEC Reporting	816	1600
Stock Transfer Agent	2400
Total Professional Fees	3716	2100
Rent Expense	346	625
Telephone Expense	162	193
Training and Staff Development	205	313
Total Expense	5106	4294
Net Ordinary Income	(5106)	(4294)

NET COMPREHENSIVE LOSS	(5,106)	(4,294)
BASIC AND DILUTED LOSS PER SHARE:
Net loss per common share - basic and diluted	(0.000010)	(0.000010)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	51,251,321	51,251,321

See accompanying notes to unaudited financial statement

F-20

SINO BIOENERGY CORP.

Statement of Changes in Partners' Capital

For the Six Months Ended June 30, 2024

(Unaudited)

	Common Stock		Additional Paid-in Capital	Retained Earning (Loss)
	# of shares	Amount			Total

December 31, 2021	711,915,750	71,192	8,102,379	(8,173,571)	-

Share cancellation and Issuance	(660,664,429)	(66,067)	66,067	-	-

Net Income (Loss)	-	-	-	(24,163)	-

December 31, 2022	51,251,321	5,125	8,168,446	(8,197,734)	(24,163)
Net Income (Loss)	-	-	-	(10,960)	(10,960)

December 31, 2023	51,251,321	5,125	8,168,446	(8,208,694)	(35,123)
Net Income (Loss)	-	-	-	(5,106)	(5,106)

June 30, 2024	51,251,321	5,125	8,168,446	(8,213,800)	(40,229)

See accompanying notes to unaudited financial statement

F-21

Sino Bioenergy Corp. Statements of Cash Flows For the Six Months Ended June 30, 2024 and 2023 (Unaudited)
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(5,106)	$(4,294)
Adjustments to reconcile Change in Net Assets to Net cash
Provided By (Used For) operating activities:
Increase in Current Liabilities		4,194
Total adjustments	(5,106)	(100)
Net cash provided (used) by operating activities	—	—
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided (used) by financing activities	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Long Term Loans	4,986	—
Net cash provided (used) by financing activities	4,986	—
Net increase (decrease) in cash and equivalent	(120)	(100)
CASH & CASH EQUIVALENTS: at beginning of period	1,362	1,837
CASH & CASH EQUIVALENTS: June 30, 2024	$1,242	$1,737

See accompanying notes to unaudited financial statement

F-22

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Six Months Ended June 30, 2024

NOTE 1. GENERAL

Sino Bioenergy Corp. (the “Company”, “we”, “us” or “our”), a Nevada corporation, is listed on the OTC Pink Markets under the trading symbol SFBE, was incorporated on August 19, 1999. The Company was originally incorporated as Pacific Rim Solutions Inc. to market and distribute an oxygen enriched water product called biocatalyst in the province of British Columbia. That business purpose collapsed because of a dispute with the original license holder, which led to the discontinuance of all operations relating to biocatalyst.

On January 30, 2006, the Company changed it name to Sino Fibre Communication, Inc. and later on January 3, 2011, the Company again changed it name to its current name, Sino Bioenergy Corp. The Company had acquired the rights to several domain names, all related to the supplements industry including: VitaminSales.us VitaminsPrime.com, VitaminChoices.com, HerbsPrime.com, SupplementsPrime.com and NewHealthReview.com, which would be the corporate online newsletter. Initially the Company worked as an online affiliated distributor of existing Internet-based vitamin and other supplement sales companies. Management was not able to sustain this business and discontinued operations in December 2005.

On January 5, 2006, the two largest stockholders of the Company transferred their shares of the Company (approximately 93% of the then total outstanding shares of Pacific Rim Solutions, Inc.) to a new stockholder group. Subsequent to the closing of this share transaction, the new shareholder group appointed a new Board of Directors and changed the company's operating business and name. The new business operated under the name of Sino Fibre Communications Inc., effective January 30, 2006. The Company planned to operate an optical fiber network in China that would provide domestic and international backbone transmission and data network services such as synchronous digital hierarchy, internet protocol wholesale, managed bandwidth and leased lines to other network operators, wholesale carriers and web-centric service providers.

Sometime after September 30, 2018, the Company abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2018 to 2022 which resulted in its Nevada charter being permanently revoked.

The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act.

The company incurred operating losses in from inception through 2018 resulting in accumulated deficit of

$8,173,571 as at September 30, 2018. After their September 30, 2018 reports filed November 14, 2010, the Company stopped all forms of making public report of its operation and financial results.

On April 5, 2022, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S.

78.150. On May 13, 2022, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of SINO BIOENERGY CORP., a Nevada corporation” under case number

F-23

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Six Months Ended June 30, 2024

NOTE 1. GENERAL (Continued)

A-22-852552-P by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to get prior management to revive the Company’s Nevada charter, which had been dissolved.

On June 10, 2022, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 10, 2022, pursuant to a Securities Purchase Agreement (SPA) the Custodian granted to Alpharidge LLC. (Alpharidge), 5 Series A preferred shares (convertible at 1 into 200,000,000 common shares, and the converted shares have 1/1 voting rights similar to all common stock) in exchange for $7,500 which the Company used to fund the settlement of the Stock Transfer Agent’s balance. Alpharidge also undertook to reinstate the Company’s Charter with the State of Nevada, and make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On June 10, 2022, the Custodian appointed Frank I Igwealor, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

The purchaser of the 5 Series A preferred shares has control of the Company through super voting rights over all classes of stock and the 5 Series A preferred shares are convertible into 1,000,000,000 (5 Series A preferred shares multiplied by 200,000,000) shares of the Company’s common stock.

However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On June 24, 2022, the Company filed a Certificate of Reinstatement with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

The company is currently engaged with forensic an assets recovery consultant to help recover the assets of the company from previous management to make shareholders whole again.

The Company intends to go after the Toxic lenders and predatory lenders that have been milking the corporation and depriving the shareholders of stability because of the nonstop dilutions they had subjected the company to these past years.

The Company recently wrote down all of its assets to zero following a change of management because

F-24

SINO BIOENERGY CORP. Notes to Financial Statements For the Six Months Ended June 30, 2024
NOTE 1. GENERAL (Continued)

new management had doubts about the value of each assets and their availability for the Company’s utilization. Following the management change, the Company has funded its operation with advances from the new management. The company hopes to continue with this arrangement until it could raise sufficient capital to stand on its own feet. The company has also engaged with forensic accountants and assets recovery consultants to help recover the assets of the company from previous management and predatory lenders to make shareholders whole again.

On April 1, 2023, the Company completed its new business plan and started implementation. On April 1, 2023, the Company restarted its business as an online affiliated distributor of existing Internet-based vitamin and other supplement sales companies. Since April 1, 2023, in accordance with its business plan, the Company has devoted substantial energy, time and resources reviewing and rewriting agreements with partners, customers, vendors, and manufacturers, reviewing licenses and sublicense agreements with potential licensors, interviewing and hiring employees, and conducting research and due diligence on potential partners, Joint-ventures, and acquisitions in the target industry. We is also actively seeking additional acquisitions Internet-based vitamin and other supplement, food/nutrition/farm and food technology operations as time and resources permits.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America and have been consistently applied. The Company has elected a calendar year of December 31 year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and disbursements during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
For purpose of the statement of cash flows, the Company considers all money market funds and highly liquid debt instruments purchased with a maturity of three months or less when purchased to be cash equivalents.
F-25

SINO BIOENERGY CORP. Notes to Financial Statements For the Six Months Ended June 30, 2024
Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Liabilities
SINO BIOENERGY CORP.. maintains current liabilities with accounts payable carrying month to month. Further, SINO BIOENERGY CORP.. as of 31 Dec. 2022 maintains no Long term liabilities on its assets.
Revenue Recognition

All revenues are recorded in accordance with ASC 606, Revenue from Contracts with Customers, which is recognized when: (i) a contract with a customer has been identified, (ii) the performance obligation(s) in the contract have been identified, (iii) the transaction price has been determined, (iv) the transaction price has been allocated to each performance obligation in the contract, and (v) the Organization has satisfied the applicable performance obligation over time or at a point in time.

Investments

Investments with readily determinable fair values are reported at fair value based upon quoted market prices or published net asset values for alternative investments with characteristics similar to a mutual fund.

Other alternative investments (nontraditional, not readily marketable vehicles), such as certain hedge funds, private equity, alternative hedged strategies and real assets are reported at net asset value, as a practical expedient for estimated fair value, as provided by the investment managers of the respective funds.

The reported values may differ from the values that would have been reported had a ready market for these investments existed. All other investments are stated at fair value based upon quoted market prices in active markets.

Income Taxes

No Provision for Federal and State income tax has been calculated. The Company is structured as a corporation. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

As of June 30, 2024, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%. The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

F-26

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Six Months Ended June 30, 2024

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs

Advertising costs associated with marketing the Company’s products and services are generally expensed as costs are incurred.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, if purchased or fair value on date of contribution. Depreciation and amortization are computed on a straight-line basis over the estimated useful life of the asset. Capitalization costs incurred in connection with ongoing capital projects are recorded as systems and construction in progress. These costs will be reclassified into categories and depreciated once placed in service. Expenditures for normal maintenance and repairs are charged to expense.

The estimated useful lives by asset class are as follows:

Years
Buildings	25-50
Buildings Improvements	10
Vehicles	5
Furniture and office equipment	5
Software and computer equipment	3-5

Unpaid Orders

Cash deposits received from customers are designated restricted until payment is subsequently made to beneficiaries. The Company is required by various state departments of financial regulators to maintain these balances in designated bank accounts. As of June 30, 2024, the Unpaid Orders were $0.

NOTE 3. LITIGATION, COMMITMENTS AND CONTINGENCIES

From time to time the SINO BIOENERGY CORP. may be subject to legal proceedings and claims in the ordinary course of its business. However, in the opinion of management, there are no claims, pending or asserted, that will have a material adverse effect on the SINO BIOENERGY CORP.'s financial position.

F-27

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Six Months Ended June 30, 2024

Note 4. FAIR VALUE MEASUREMENT

The Organization values its investments in accordance with GAAP and consistent with the FASB’s official pronouncement on Fair Value Measurements for financial assets and liabilities. The pronouncement defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP establishes a hierarchy of valuation inputs based on the extent to which the inputs are observable in the marketplace. Observable inputs reflect market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entities own assumptions about how market participants would value an asset or liability based on the best information available. Valuation techniques used to measure fair value utilize relevant observable inputs and minimize the use of unobservable inputs.

The three levels of the fair value hierarchy are as follows:

Level 1 Inputs are quoted prices or published net asset values (unadjusted), in active markets for identical assets or liabilities that the Organization has the ability to access at the measurement date.

Level 2 Inputs are other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 Inputs are unobservable inputs for the asset or liability.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. In determining fair value, organization utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible; as well as, considers nonperformance risk in its assessment of fair value.

Fair values of assets measured on a recurring basis at June 30, 2024 are as follows:
Quoted Prices
in Active
Markets
			for identical	Observables	Unobservable
			Assets	Inputs	Inputs
		FMV	(Level 1)	(Level 2)	(Level 3)
Cash	Jun. 30, 2024	$ 1,242	$ 1,242	-	-
Cash	Dec. 31, 2023	$ 1,362	$ 1,362
F-28

SINO BIOENERGY CORP.

Notes to Financial Statements

For the Six Months Ended June 30, 2024

NOTE 5. SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 30, 2024, the date on which the financial statements were available to be issued. Management has determined that none of the events occurring after the date of the balance sheet through the date of Management’s review substantially affect the amounts and disclosure of the accompanying financial statements.

NOTE 6. COVID 19 (Continued)

The outbreak of Novel Coronavirus (COVID 19) continues to progress and evolve. Therefore, it is challenging now, to predict the full extent and duration of its business and economic impact. The extent and duration of such impacts remain uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the transmission rate of the coronavirus and the extent and effectiveness of containment actions taken. Given the ongoing economic uncertainty, a reliable estimate of the impact cannot be made at the date of authorization of these financial statements. These developments could impact our future financial results, cash flows and financial condition however the management of the Company was hopeful that it will not significantly impact the business of the Company.

Note 7. CASH AND CASH EQUIVALENTS

Cash & cash equivalents at June 30, 2024 and December 31, 2023 consist of the following checking accounts:
	June 30, 2024	December 31, 2023
Cash	$ 1,242	$ 1,362
Total	$ 1,242	$ 1,362

NOTE 8. CONCENTRATIONS OF CREDIT AND MARKET RISK

The SINO BIOENERGY CORP. maintains substantially all of their cash balances in deposit accounts that at times may exceed Federally insured limits. The SINO BIOENERGY CORP. has not experienced any losses in such accounts. The SINO BIOENERGY CORP. believes they are not exposed to any significant credit risk related to these deposit accounts.

F-29

SINO BIOENERGY CORP. Notes to Financial Statements For the Six Months Ended June 30, 2024
Note 9. SICK LEAVE, VACATION AND OTHER COMPENSATED ABSENCES
SINO BIOENERGY CORP. is in conformity with the state and federal Labor Laws and Regulations, Family Care and Medical Leave and Pregnancy Disability Leave, and Prohibits Workplace Discrimination.
NOTE 10. CONCENTRATIONS OF CREDIT AND MARKET RISK (Continued)

Financial instruments that potentially expose the Company to concentrations of credit and market risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained at financial institutions and accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At June 30, 2024 and December 31, 2023 the SINO BIOENERGY CORP. had $0, of uninsured balances at these institutions.

Note 11. GOING CONCERN
The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The entity has not commenced principal operations and realized losses every year since inception and may continue to generate losses. The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities.

F-30